Exhibit  16.1

June  4,  2003


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:     SpaceDev,  Inc.
     Commission  File  No.  000-28947

Ladies  and  Gentlemen:

We have read the statements made by SpaceDev, Inc., which we understand were filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 4, 2003. We agree with the statements concerning our Firm in such Form 8-K.


Very  truly  yours,

/s/  Nation  Smith  Hermes  Diamond,  P.C.
------------------------------------------
Nation  Smith  Hermes  Diamond,  P.C.